Exhibit 4.2

Shareholders Agreement	CONFIDENTIAL

D A T E D  T H I S  24 t h  D A Y  O F  SE P T E M B E R  2 0 2 1

KTB China Synergy Fund

Daiwa Taiwan-Japan Biotech Fund

Wealth Path Investments Limited

ShangPharma Investment Group Limited

Eminent II Venture Capital Corporation

Company K promising Service Fund

2018 IMM Venture Fund

Eminent III Venture Capital Corporation

DTNI-Startup Innovation Fund (by its general partner, DT&Investment CO., Ltd)

RM Opportunity I L.P.

Yantai Dongcheng Biochemicals Co., Ltd.

2020 IMM Venture Fund

GLOBALPHARM LIMITED

Suzhou Industrial Park Investment Fund L.P.

DongCheng International (Hong Kong) Limited

Yingdong Baofeng Industrial Limited

Suzhou Industrial Park Beitong Biotechnology Co., Ltd

and

Management Team

and

APRINOIA Therapeutics Inc.

APRINOIA Therapeutics Inc. (Taiwan)

APRINOIA Therapeutics Limited (Hong Kong)

Suzhou APRINOIA Therapeutics Co., Ltd (China)

APRINOIA Therapeutics Inc. (Japan)

APRINOIA Therapeutics, LLC (MA)

SHAREHOLDERS’ AGREEMENT

Shareholders Agreement	CONFIDENTIAL

Shareholders Agreement	CONFIDENTIAL

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made on the 24th day of September 2021 (“Effective Date”), by and among the following parties:

1.	KTB China Synergy Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 10FL, USpace 2A dong, 670 Daewangpangyo-ro, Bundang-gu, Seongnam-city, Gyeonggi-do, Korea (“KTB”);

2.	Daiwa Taiwan-Japan Biotech Fund, a company duly incorporated and existing under the laws of Japan, with its principal place of business at Gran Tokyo North Tower, 1-9-1 Marunouchi, Chiyoda Ku, Tokyo 100-6756 Japan (“DAIWA”);

3.	Wealth Path Investments Limited, a company duly incorporated and existing under the laws of the British Virgin Islands, with its principal place of business at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Wealth Path”);

4.	ShangPharma Investment Group Limited, a company duly incorporated and existing under the laws of the British Virgin Islands, with its principal place of business at c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (“ShangPharma”);

5.	Eminent II Venture Capital Corporation, a fund organized and existing under the laws of Republic of China, with its principal place of business at 13F., No.156, Sec. 3, Minsheng E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.) (“Eminent II”);

6.	Company K promising Service Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 14F, 620, Teheran-ro, Gangnam-gu, Seoul, Korea (“Company K”);

7.	2018 IMM Venture Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 5F, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, KOREA 06236 (“2018IMM”);

8.	Eminent III Venture Capital Corporation, a fund organized and existing under the laws of Republic of China, with its principal place of business at 7F.-1, No. 200, Sec. 1, Dunhua S. Rd., Da’an Dist., Taipei City 106, Taiwan (R.O.C.) (“Eminent III”);

9.	DTNI-Startup Innovation Fund (by its general partner, DT&Investment CO., Ltd), a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 15F, KOTECH, 305, Teheran-ro, Gangnam-gu, Seoul, Korea 06152 (“DTNI”);

10.	RM Opportunity I L.P., a fund organized and existing under the laws of British Virgin Islands, with its principal place of business at Sertus Chambers , P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (“RM”);

11.	Yantai Dongcheng Biochemicals Co., Ltd., a company duly incorporated and existing under the laws of the PRC, with its principal place of business at No. 7, Chang Bai Shan Rd., Yantai Economic and Technological Development Zone, Shandong Province, PRC (“DCB”);

Shareholders Agreement	CONFIDENTIAL

12.	2020 IMM Venture Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 5F, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, KOREA 06236 (“2020IMM”);

13.	GLOBALPHARM LIMITED, a company duly incorporated and existing under the laws of Hong Kong, with its principal place of business at RM 1003,10/F, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong (“GLOBALPHARM”);

14.
Suzhou Industrial Park Investment Fund L.P. , a company duly incorporated and existing under the laws of China, with its principal place of business at 3rd Floor, Building 19, Dongshahu Equity Investment Center, No.183, Suhong East Road, Suzhou Industrial Park (“SIP-Fund”);

15.	DongCheng International (Hong Kong) Limited, a company duly incorporated and existing under the laws of Hong Kong, with its principal place of business at Unit 1015 10/F Block A New Mandarin Plaza No.14 Science Museum Road Tsim Sha Tsui East KL, Hong Kong (“DCB-HK”);

16.	Yingdong Baofeng Industrial Limited , a company duly incorporated and existing under the laws of Hong Kong, with its principal place of business at Room 806-7, 8th floor, tower 1, Swire Plaza, 88 Queensway, Hong Kong (“Yingdong Baofeng”);

17.	Suzhou Industrial Park Beitong Biotechnology Co., Ltd , a company duly incorporated and existing under the laws of China, with its principal place of business at Room 112-146, modern logistics building, No. 88, modern Avenue, Suzhou Industrial Park (“Beitong”);

(KTB, DAIWA, Wealth Path, ShangPharma, Eminent II, Company K, 2018IMM, Eminent III, DTNI, RM, DCB, 2020IMM, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong each a “Institutional Shareholder” and together, the “Institutional Shareholders”);

18.	The individuals listed on Exhibit A attached to this Agreement, represented by Mr. JANG Ming-Kuei (collectively, the “Management Team”);

19.	APRINOIA Therapeutics Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability, with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

20.	APRINOIA Therapeutics Inc. (Taiwan) , a company incorporated under the laws of Taiwan, with its principal place of business at 17F, No. 3, Park St., Nangang Dist., Taipei City 11503, Taiwan (“APRINOIA Taiwan”);

21.	APRINOIA Therapeutics Limited (Hong Kong) , a company incorporated under the laws of Hong Kong, with its principal place of business at 31/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong (“APRINOIA Hong Kong”);

22.	Suzhou APRINOIA Therapeutics Co., Ltd (China) , a company incorporated under the laws of the PRC, with its principal place of business at R503, 5F, Building B2, 218 Xing Hu Rd., Suzhou Industrial Park, Suzhou 215213, PRC (“APRINOIA Suzhou”);

Shareholders Agreement	CONFIDENTIAL

23.	APRINOIA Therapeutics Inc. (Japan) (APRINOIA Therapeutics ), a company incorporated under the laws of Japan, with its principal place of business at Shinkawa 1-2-8, Chuo-ku, Tokyo 104-0033, Japan (“APRINOIA Japan”); and

24.	APRINOIA Therapeutics Inc. (Massachusetts), a company incorporated under the laws of Massachusetts, the U.S.A., with its principal place of business at 245 MAIN ST FL 3 CAMBRIDGE, MA 02142 (“APRINOIA MA”).

The Institutional Shareholders, the Management Team and the Group Companies are hereinafter collectively referred to as “Parties” and individually as a “Party.”

RECITALS

WHEREAS, certain Institutional Shareholders have each entered into a share purchase agreement with the Company under which each of such Institutional Shareholder agreed to purchase and the Company agreed to issue and allot to such Institutional Shareholder such number of Ordinary Shares, Series B Preferred Shares, Pre-Series C Preferred Shares and Series C Preferred Shares as specified in the applicable Ordinary Share, Series B Preferred Share, Pre-Series C Preferred Share and Series C Preferred Share Purchase Agreement;

WHEREAS, the Company plans to raise up to US$40,092,870.94 through the Series C financing (the “Series C Financing”) by selling and issuing a total of 27,766,265 Series C Preferred Shares to be closed at two tranches, with 15,740,949 Series C Preferred Shares being first issued at a purchase price of USD 1.34 per share (the “C-1 Original Purchase Price”) and up to 12,025,316 Series C Preferred Shares being subsequently issued at a purchase price of USD 1.58 per share (the “C-2 Original Purchase Price”, together with the C-1 Original Purchase Price, each a “Series C Original Purchase Price”). The two tranches of Series C Preferred Shares shall be closed separately with the closing for the first tranche (the “C-1 Closing”) to take place in accordance with the share purchase agreements signed by the C-1 subscribers and the closing for the second tranche (the “C-2 Closing”) to take place in accordance with the share purchase agreements signed by the C-2 subscribers; and

WHEREAS, the Parties wish to record their agreement as to the manner in which the Company’s affairs are to be conducted and to agree upon the terms on which the Shares (as defined below) of the Company will be held, transferred, and voted.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1     DEFINITIONS

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

Shareholders Agreement	CONFIDENTIAL

(b)	“Applicable Law” means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Governmental Authority, including any rules promulgated by a stock exchange or regulatory body.

(c)	“Articles” means the amended and restated memorandum and articles of association of the Company which shall be adopted by the shareholders of the Company in accordance with applicable laws on or before the C-2 Closing.

(d)	“Board” means the board of directors of the Company, from time to time.

(e)	“Business Day” means any day, other than a Saturday, Sunday or statutory holiday in Hong Kong or the Cayman Islands.

(f)	“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, as applicable, of such entity.

(g)	“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (a) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be casted at a meeting of the members or shareholders of such Person, or (b) the power to appoint or elect a majority of the members of the board of directors of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

(h)	“Convertible Securities” means securities issued by the Company that are exercisable or exchangeable for or convertible into any Equity Securities in the Company.

(i)	“Equity Securities” means the equity securities in the Company, including the Ordinary Shares, the Preferred Shares and the other Convertible Securities; and where the context so explicitly specifies, the equity securities (including any securities convertible into, exchangeable for or exercisable for any equity securities or any equity-linked securities) of any other Group Companies or other Person.

(j)	“Group Companies” means the Company, APRINOIA Taiwan (under liquidation), APRINOIA Hong Kong, APRINOIA Suzhou, APRINOIA Japan and APRINOIA MA and all other direct or indirect Subsidiaries of the Company; and each a “Group Company”.

Shareholders Agreement	CONFIDENTIAL

(k)	“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) issued by the International Accounting Standards Board and interpretations issued by the International Financial Reporting Interpretations Committee of the International Accounting Standards Board (as amended, supplemented or re-issued from time to time).

(l)	“Institutional Shareholder” means any current or future institutional shareholder who enters into this Agreement.

(m)	“Institutional Shareholder Notice” means the written notice from an Institutional Shareholder indicating its intention to exercise the Secondary Refusal Right with respect to any Proposed Transfer pursuant to Section 6.2(c).

(n)	“Intellectual Property” has the meaning ascribed to it in the Series C Preferred Share Purchase Agreement.

(o)	“IPO” shall mean the initial public offering of the Company’s shares or other securities to the public on a recognized stock exchange in any jurisdiction under the Applicable Listing Rules.

(p)	“Management Team” means the Chief Executive Officer of the Company and certain employees of the Subsidiaries as determined by the Board from time to time. The Management Team as of the date of this Agreement is listed on Exhibit A hereto.

(q)	“New Securities” means any shares or any securities, warrants or options convertible into or exercisable for shares in the Company.

(r)	“Ordinary Shares” means the ordinary shares of par value USD 0.10 each in the capital of the Company having the rights set out in the Articles.

(s)	“Original Purchase Price” means, in respect of the Series B Preferred Shares, a subscription price of USD 0.80 per share, in respect of the Pre-Series C Preferred Shares, a subscription price of USD 1.25 per share, and in respect of the Series C Preferred Shares, a subscription price of USD 1.34 per share in the C-1 Closing and USD 1.58 per share in the C-2 Closing.

(t)	“Person” means any individual, sole proprietorship, partnership, corporation, incorporated or unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, and a natural person in his/her capacity as trustee, executor, administrator, or other legal representative of the foregoing.

(u)	“Preferred Shares” means, collectively, the Series B Preferred Shares, Pre-Series C Preferred Shares, Series C Preferred Shares and any other class or series of preferred shares the Company may issue from time to time.

(v)	“Pre-Series C Holder” means a holder of a Pre-Series C Preferred Share.

(w)	“Pre-Series C Preferred Shares” means the convertible preferred shares of a par value of USD 0.10 each in the capital of the Company having the rights set out in the Articles and this Agreement.

Shareholders Agreement	CONFIDENTIAL

(x)	“Proposed Transfer” means any proposed assignment, sale, offer to sell, disposition of or any other like transfer of any shares (or any interest therein) proposed by any of the Institutional Shareholders or the individuals of the Management Team.

(y)	“Proposed Transfer Notice” means the written notice delivered by an Institutional Shareholder or an individual of the Management Team pursuant to Section 6.2(b) setting forth the terms and conditions of a Proposed Transfer.

(z)	“Prospective Transferee” means any person to whom an Institutional Shareholder or an individual of the Management Team proposes to make a Proposed Transfer.

(aa)	“Restructure Plan” has the meaning ascribed to it in the Series C Preferred Share Purchase Agreement.

(bb)	“Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Shares with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice, as set out in Section 6.2(b).

(cc)	“Secondary Notice” means the written notice delivered by the Company to each Institutional Shareholder pursuant to Section 6.2(c) when the Company does not intend to exercise its Right of First Refusal for all Transfer Shares with respect to any Proposed Transfer.

(dd)	“Series B Holder” means a holder of a Series B Preferred Share.

(ee)	“Series B Preferred Shares” means the convertible preferred shares of a par value of USD 0.10 each in the capital of the Company having the rights set out in the Articles and this Agreement.

(ff)	“Series C Holder” means a holder of a Series C Preferred Share.

(gg)	“Series C Preferred Share Purchase Agreement” means collectively, a share subscription agreement entered into by the Company with each certain investors in connection with the allotment and issue by the Company of the Series C Preferred Shares to such investors.

(hh)	“Series C Preferred Shares” means the convertible preferred shares of a par value of USD 0.10 each in the capital of the Company having the rights set out in the Articles and this Agreement.

(ii)	“Shareholders” means the members of the Company set forth in the Company’s register of members from time to time, and in each case who are Parties to this Agreement (each, a “Shareholder”).

(jj)	“Shares” means any shares of the Company of any or all classes as the context may require, which, as of the Effective Date (as defined below), include the Ordinary Shares, the Series B Preferred Shares, the Pre-Series C Preferred Shares and the Series C Preferred Shares.

(kk)	“Subsidiary” means, with respect to any given Person (except any individual), any other Person (except any individual) that is Controlled directly or indirectly by such given Person.

Shareholders Agreement	CONFIDENTIAL

(ll)	“Transfer Shares” means the shares of the Company subject to a Proposed Transfer.

(mm)	“Undersubscription Notice” means the written notice delivered by an Exercising Institutional Shareholder (as defined in Section 6.2(d)) pursuant to Section 6.2(d) indicating its intention to exercise the option to purchase a portion of the Transfer Shares not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

1.2	Interpretation and Rules of Construction

Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)	the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(b)	any reference in this Agreement to a Section, Exhibit or Schedule, such reference is to a Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. All Exhibits and Schedules hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(c)	any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(d)	the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it, and shall be construed as if followed by the words “without limitation”;

(e)	words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;

(f)	when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded;

(g)	“fully-diluted” or any variation thereof means that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company (as the context requires) (including any employee stock option plan and whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged;

(h)	“as-converted” or any variation thereof means that the calculation is to be made assuming that all Preferred Shares and/or Convertible Securities of the Company in issue have been converted into Ordinary Shares of the Company;

(i)	any share number or share price calculation shall be appropriately adjusted to take into account any share split, share dividends, share consolidation, share combination, recapitalization, bonus issue or similar event;

Shareholders Agreement	CONFIDENTIAL

(j)	if any payment hereunder would have been, due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;

(k)	references to any agreement, contract or document are references to that agreement, contract or document as may be amended, restated, consolidated, supplemented, novated, replaced or otherwise modified from time to time;

(l)	in the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement; and

(m)	this Agreement is drawn up in the English language.

SECTION 2     PURPOSE AND SCOPE

2.1	Compliance with Agreement

Each Shareholder agrees to vote in a manner consistent with the provisions of this Agreement and to comply with this Agreement in all respects. The Shareholders shall, to the extent permitted by Applicable Laws, cause the Group Companies to comply with this Agreement. The Shareholders further undertake that they will use their influence as Shareholders to cause meetings to be held, resolutions to be passed, provisions of the Articles to be adopted, agreements and other documents to be signed, and acts to be performed, as may be necessary to ensure that the provisions of this Agreement are implemented and given full force and effect.

2.2	Compliance by the Group Companies

The Company shall, and shall procure each Group Company to carry out and be bound by the provisions of this Agreement to the fullest extent permitted under Applicable Laws.

2.3	Conflict with Articles and Prior Agreements

To the extent permitted by Applicable Laws, in the event of any conflict between the provisions of this Agreement and the provisions of the Articles and the relevant Charter Documents of the Subsidiaries, the provisions of this Agreement shall prevail; and the Shareholders shall vote to amend the Articles of the Company and the relevant Charter Documents of the Subsidiaries so as to ensure compliance with the terms hereof. In addition, in the event of any conflict between the provisions of this Agreement and the provisions of any other agreements entered into by the parties prior to the Effective Date regarding the subject matter hereof, the provisions of this Agreement shall prevail.

2.4	Voting Rights of Shareholders

The Company has four classes of Shares: (a) Series C Preferred Shares, (b) Pre-Series C Preferred Shares, (c) Series B Preferred Shares; and (d) Ordinary Shares. The Series C Holders, Pre-Series C Holders, Series B Holders and holders of Ordinary Shares shall be entitled to receive notice of and to attend and speak and to vote at all general meetings of the Company. Except as otherwise provided herein or in the Articles, and subject to the requirements of law, the Series C Holders, Pre-Series C Holders and Series B Holders will vote together with the holders of the Ordinary Shares as a single class on an as-converted basis on all matters presented to such shareholders for approval. For the avoidance of doubt, the Series C Holders, Pre-Series C Holders and Series B Holders shall be entitled to cast the number of votes equal to the number of Ordinary Shares into which the Series C Preferred Shares, Pre-Series C Preferred Shares and Series B Preferred Shares held by it are convertible as of the record date for determining the Shareholders entitled to vote on such matter.

Shareholders Agreement	CONFIDENTIAL

2.5	Matters Not Specifically Stated

All other matters concerning the Group Companies not specifically stated in this Agreement shall be handled in accordance with the Articles and the Applicable Law.

SECTION 3    INFORMATION RIGHTS AND INSPECTION RIGHTS

3.1	Company’s Consolidated Financial Statements and Information

The Company shall appoint an accredited accounting firm jointly approved by the Institutional Shareholders to prepare its financial statements, and shall deliver:

(a)	to each Institutional Shareholder, the audited annual consolidated financial statements of the Company (including income statement, balance sheet, and cash flow statement) within ninety (90) days after the end of each fiscal year;

(b)	to each Institutional Shareholder, the unaudited quarterly financial statements of the Company within forty-five (45) days after the end of each fiscal quarter;

(c)	copies of all documents or other information of the Group Companies sent to any shareholder; and

(d)	to the Institutional Shareholder, upon a written request by the Institutional Shareholder, such other information of the Group Companies as such Institutional Shareholder shall reasonably request.

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

3.2	Inspection Rights

Each of the Group Companies and the Management Team covenants and agrees that each of the Institutional Shareholders and their authorized representative shall be permitted to inspect the properties, facilities, books, accounts and records of such Group Company during normal business hours no more than four (4) times a year, provided that the Institutional Shareholders shall, each time, give reasonable advance notice to such Group Company of their intention to do the inspection and further that each of the Institutional Shareholders shall ensure that it will not divulge any information of the Group Companies that it obtain through the inspection rights to any third party or use, conceal, destroy or obtain such information for its own advantage or that of a third party to the detriment of the Group Companies and that it will use his reasonable endeavors to prevent the publication or disclosure of any such information.

Shareholders Agreement	CONFIDENTIAL

SECTION 4    BOARD OF DIRECTORS

4.1	Board Composition and Meeting

The Company shall have a Board consisting of up to seven (7) directors, of which:

(a)	five (5) directors shall be persons each nominated by KTB, DAIWA, Wealth Path, ShangPharma and DCB, respectively (each an “Institutional Shareholder Director” and collectively, the “Institutional Shareholder Directors”); and

(b)	two (2) directors shall be persons each nominated by the Management Team (each a “Management Team Director” and collectively, the “Management Team Directors”).

As long as each of KTB, DAIWA, Wealth Path, ShangPharma and DCB continues to hold Shares in the Company, each of them will continue to have the right (but not obligation) to nominate one (1) director.

Each Shareholder shall vote its Shares at the meeting at which the directors are to be elected, or execute any written resolutions of the Shareholders at the request of the Company, to elect the directors nominated in accordance with this Agreement. Institutional Shareholders, the Management Team, and the Company shall take all actions necessary to ensure that the Institutional Shareholders’ right to nominate directors is exercisable in accordance with the terms hereof.

The Board shall meet at least once each quarter, or at such other frequency as the Board may determine.

4.2	Removal and Replacement of Directors

A Shareholder may only remove the director nominated by it under Section 4.1 by delivering a written notice to such director, the other Shareholders, and the Company. Any vacancy occurring on the Board by reason of the death, disqualification, inability to act, resignation, or removal of any director may be filled only by a new nominee of the Shareholder whose nominee was so affected so as to maintain the Board composition set out in Section 4.1.

4.3	Reimbursement

The Company shall reimburse the directors for all reasonable expenses incurred by the directors in connection with Board activities, including but not limited to reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board. The Company shall indemnify each director to the fullest extent permitted by Applicable Laws, as set forth in the Articles.

Shareholders Agreement	CONFIDENTIAL

4.4	Matters of the Board Requiring Special Approval

Each of the Group Companies shall not undertake, enter into, or give effect to any of the matters listed below without the approval of at least four (4) directors at a meeting attended by at least six (6) directors on its board of directors:

(a)	approval of unbudgeted investment by any of the Group Companies in any business opportunity, or any unbudgeted transaction, exceeding USD 300,000;

(b)	approval of the annual business plan and budget of the Company (the “Business Plan”).;

(c)	approval of dividends or other distributions to shareholders;

(d)	incurring of indebtedness or liabilities, and extension of credit or guarantees, exceeding budget and in excess of USD 300,000 of any of the Group Companies;

(e)	approval of a material change in the scope of business, operations or activities of any of the Group Companies;

(f)	unbudgeted purchases or disposals of major assets by any of the Group Companies in excess of USD 300,000 in transaction value;

(g)	changes in the share capital structure of any of the Group Companies, including the issue of any Shares of any class or the grant of any options to acquire any Shares in any of the Group Companies, other than pursuant to an employee share option plan approved by the Board;

(h)	introduction of, or modification to, management incentive schemes, share options, and compensation plans of any of the Group Companies;

(i)	transactions by any of the Group Companies with its directors, shareholders and/or related parties except for the transaction as contemplated under the Cooperation Agreements (as defined below);

(j)	appointment or removal of auditors of any of the Group Companies; or

(k)	any change in the issued share capital of any of the Group Companies (including, without prejudice to the generality of the foregoing, the alteration, increase, purchase, redemption, cancellation, consolidation, sub-division, conversion or reduction of all or any part of the issued share capital of any of the Group Companies, or the creation or issue of any other interest or rights in the capital of any of the Group Companies or the variation of any rights attaching to any shares (whether voting or non-voting) of any of the Group Companies).

4.5	Group Companies

To the extent permitted by Applicable Laws, the directors in the board of directors of a Group Company shall be appointed and removed in accordance with the same composition as provided in Sections 4.1 and 4.2.

Shareholders Agreement	CONFIDENTIAL

SECTION 5    PROTECTIVE PROVISIONS

5.1	General Protective Provisions

Each of the Group Companies shall not undertake, enter into, or give effect to any of the matters listed below without the consent of Institutional Shareholders who in aggregate hold more than 75% of the total shareholding of the Institutional Shareholders of the Company on a fully diluted and as converted basis:

(a)	any adoption or change to the memorandum and articles of association or the articles of incorporation of any of the Group Companies;

(b)	any material change in the scope of business, operations or activities of any of the Group Companies;

(c)	any changes in the dividend policy of any of the Group Companies;

(d)	any change in the authorized number, manner of election, or term of office of directors of any of the Group Companies;

(e)	the allotment or issue of, or agreement to allot or issue, any Shares (whether voting or non-voting) or debenture or other securities convertible into Shares (whether voting or non-voting) or other debenture or other securities or capital of any of the Group Companies in whatever form and upon whatever terms, other than pursuant to employee share option plan approved by its board of directors;

(f)	any material decision on making an initial public offering or listing of any of the Group Companies and/or any withdrawal therefrom;

(g)	any sale, assignment, disposal or transfer by any of the Group Companies (whether in a single transaction or series of transactions) of all or substantially all of the assets, undertaking or business of any of the Group Companies respectively;

(h)	entry by any of the Group Companies into, or the modification of the terms of, any agreement, contract, arrangement or transaction with parties in which a director or Shareholder or an Affiliate of either or affiliated companies, employees, officers, shareholders, or any of their related parties has a direct or indirect pecuniary or beneficial interest, except for the business cooperation agreements between the Company and DCB (the “Cooperation Agreements”), pursuant to which (a) DCB shall be engaged by the Group Companies as the exclusive supplier of the Group Companies’ CMO business in the PRC; and (b) to the extent any Group Company has a demand for CRO or CSO services from any third party service provider or has any businesses in relation thereof in the PRC, the Group Companies shall consider giving preference to the services provided by DCB if the terms of the services offered by DCB are no less favorable than other service provider(s); provided that the Company shall have full discretion to decide the service provider in the best interest of the Company in all respects; and

(i)	winding up, dissolution, liquidation or similar bankruptcy action, or any reorganization, restructuring, merger or amalgamation of any of the Group Companies, or the taking of any step by any of the Group Companies or their shareholders for the appointment of a receiver, judicial manager or like officer.

Shareholders Agreement	CONFIDENTIAL

5.2	Special Protective Provisions for Important Matters

Each of the Group Companies shall not undertake, enter into, or give effect to any of the matters listed below without the unanimous consent of its board of directors:

(a)	the entry by any of the Group Companies into any joint ventures, partnerships or any other form of investment or participation by way of equity which is not budgeted for in the Company’s annual Business Plan;

(b)	the entry by any of the Group Companies into any transaction of a financial nature, including the incurrence of any borrowing under any existing or future banking and credit facilities, or the granting of any debenture, note, loan stock, guarantee, indemnity, performance bond, lien, pledge, charge (including fixed and floating charges), mortgage or other security, or the incurrence of any other form of indebtedness in excess of $1 million (USD1,000,000);

(c)	any of the Group Companies or any of their Affiliates engages in any activities which involve any loan to third party or the purchase of equity interests of any third party; and

(d)	any action that alters or changes the rights, preferences, or privileges of the Ordinary Shares, the Series B Preferred Shares or the Pre-Series C Preferred Shares.

5.3	Special Protective Provisions for Series B Holders

The Company undertakes not to enter into, or give effect to, any of the matters listed below without the prior written approval of Series B Holders who aggregately represent at least 50% of the Series B Preferred Shares:

(a)	any action that alters or changes the rights, preferences, or privileges of the Series B Preferred Shares; and

(b)	increase or decrease the authorized number of shares of Series B Preferred Shares.

5.4	Special Protective Provisions for Pre-Series C Holders

The Company undertakes not to enter into, or give effect to, any of the matters listed below without the prior written approval of Pre-Series C Holders who aggregately represent at least 50% of the Pre-Series C Preferred Shares:

(a)	any action that alters or changes the rights, preferences, or privileges of the Pre-Series C Preferred Shares; and

(b)	increase or decrease the authorized number of shares of Pre-Series C Preferred Shares.

Shareholders Agreement	CONFIDENTIAL

5.5	Special Protective Provisions for Series C Holders

The Company undertakes not to enter into, or give effect to, any of the matters listed below without the prior written approval of Series C Holders who aggregately represent at least 75% of the Series C Preferred Shares:

(a)	Any action relating to the merger, consolidation, acquisition, or similar business combination that has been approved by the Company’s board of directors or by the general meeting and equally alters or changes the rights, preferences, or privileges of the Series C Preferred Shares; and

(b)	increase or decrease the authorized number of shares of Series C Preferred Shares.

5.6	Preemptive Rights

(a)	If the Company intends to issue any New Securities at any time after Effective Date, to the extent permitted by Applicable Laws, the Company shall offer to (i) the Institutional Shareholders; and (ii) each individual of the Management Team, the right to participate in the subscription of New Securities proportionately according to their pro rata share. The term “pro rata share” shall be calculated according to the respective number of Shares held by each Institutional Shareholder and each individual of the Management Team on an as-converted basis in relation to the total number of issued and outstanding shares on an as-converted basis of the Company immediately prior to the issuance of the New Securities.

(b)	Each Institutional Shareholder and individual of the Management Team that subscribes for their respective pro rata share of New Securities shall have a right of over-allotment such that, if any other Institutional Shareholder or individual of the Management Team fails to exercise in full its/his/her right hereunder to purchase its/his/her pro rata share of the New Securities, such Institutional Shareholder and individuals of the Management Team may subscribe for the non- subscribed portion of the New Securities on a pro rata basis.

(c)	The Company may issue New Securities without complying with provisions of Sections 5.6(a) and 5.6(b) if such New Securities are (i) shares issued to employees, directors, advisors, consultants and officers pursuant to stock incentive plans approved by the Board; (ii) shares issued in connection with sponsored research, collaboration, technology license, development, marketing, or of similar nature approved by the Board; (iii) shares issued upon conversion of any preferred shares, debenture, warrant, option, or other convertible security that are issued with the approval by the Company’s Board; and (iv) shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board.

SECTION 6    RESTRICTIONS ON TRANSFER

6.1	General

(a)	The Shares owned by the Management Team and the Institutional Shareholders, respectively, are subject to the refusal rights set forth in Section 6.2 below.

(b)	No shares owned by the Management Team may be sold, transferred, or disposed of without the prior written approval from the Institutional Shareholders who in aggregate hold more than 50% of the total shareholding of the Institutional Shareholders of the Company on a fully diluted basis, and shall be further subject to the right of first refusal by the Company and the Institutional Shareholders as stipulated in Section 6.2 below.

Shareholders Agreement	CONFIDENTIAL

(c)	Subject to the right of first refusal by the Company and other Institutional Shareholders as stipulated in Section 6.2 below, the Shares owned by the Institutional Shareholders shall be fully and freely transferable to any third party that is not a direct competitor to the Company’s or the Subsidiaries’ products or services. The rights and obligations of an Institutional Shareholder contained herein shall be likewise transferred to any assignee or transferee who acquires the Shares of the Company from the Institutional Shareholder in accordance with this Agreement; provided, however that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the assigned or transferred Shares of the Company. For the avoidance of doubt, each of the Institutional Shareholders is entitled to at any time assigns or transfers its Shares, in whole or in part, to any holding company or subsidiary wholly owned by it or any company which is managed by the same fund management company retained by it without any restriction notwithstanding any other provisions in this Agreement.

(d)	No sale, transfer, or disposition of the Company’s Shares is effective unless the proposed transferee (including any holding company or subsidiary wholly owned by an Institutional Shareholder, or any company which is managed by the same fund management company retained by an Institutional Shareholder), if not already bound by the terms of this Agreement, shall have agreed, in writing, to become a party to and be bound by the terms of this Agreement by signing a deed of adherence substantially in the form attached hereto as Exhibit B (the “Deed of Adherence”).

(e)	Upon the execution and delivery of a Deed of Adherence by any transferee, such transferee shall be deemed to be either an Institutional Shareholder or a member of the Management Team, as the case may be as if such transferee’s signature appeared on the signature pages of this Agreement.

(f)	Any sale, transfer of disposition of Shares made in violation of this Agreement will be null and void, and the Company will not be required: (i) to record such sale, transfer or disposition of Shares in the Company’s register of members, nor (ii) to treat the transferee as the owner of the Shares, (iii) to issue a new certificate representing any such Shares, or (iv) to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in violation of this Agreement.

6.2	Right of First Refusal

(a)	Grant. Each Institutional Shareholder and individual of the Management Team (the “Transferor”) hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Shares that such Transferor may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)	Notice. Each Transferor proposing to make a Proposed Transfer must promptly deliver a Proposed Transfer Notice to the Company and each Institutional Shareholder not later than 60 calendar days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain: (i) a description and the number of the Transfer Shares to be transferred, (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the Prospective Transferee, and (iii) the consideration and the material terms and conditions upon which the Proposed Transfer is to be made. The Proposed Transfer Notice shall certify that the Transferor has received a firm offer from the Prospective Transferee and in good faith believes a binding agreement for the Proposed Transfer is obtainable on the terms set forth in the Proposed Transfer Notice. Upon receipt of a Proposed Transfer Notice, the Company shall have the right to purchase all or a portion of the Transfer Shares described in the Proposed Transfer Notice subject to the same terms and conditions as set forth in the Proposed Transfer Notice. The Company may exercise its Right of First Refusal under this Section 6.2 by giving a Company Notice to the selling Institutional Shareholder or the individual of the Management Team within 30 calendar days after receipt of the Proposed Transfer Notice.

Shareholders Agreement	CONFIDENTIAL

(c)	Grant of Secondary Refusal Right to Institutional Shareholders. Each Transferor hereby unconditionally and irrevocably grants to the Institutional Shareholders a right of refusal (the “Secondary Refusal Right”) to purchase all or any portion of the Transfer Shares not purchased by the Company pursuant to the Right of First Refusal. If the Company does not intend to exercise its Right of Refusal with respect to all Transfer Shares subject to a Proposed Transfer, the Company must deliver a Secondary Notice to each Institutional Shareholder no later than 30 calendar days after the Transferor delivers the Proposed Transfer Notice to the Company. Upon receipt of a Secondary Notice, each Institutional Shareholder shall have the right to purchase all or a portion of the Transfer Shares described in the Secondary Notice subject to the same terms and conditions as set forth in the Secondary Notice. The Institutional Shareholder that chooses to exercise such right shall do so on a pro rata basis based on the Company’s fully diluted capitalization with respect to the Proposed Transfer. To exercise its Secondary Refusal Right, an Institutional Shareholder may deliver an Institutional Shareholder Notice to the Transferor and the Company within 20 calendar days after the date of delivery of the Secondary Notice.

(d)	Undersubscription of Transfer Shares. If options to purchase in accordance with any rights of refusal have been exercised by the Company or the Institutional Shareholders with respect to some but not all of the Transfer Shares by the end of the 20-day period specified in the last sentence of Section 6.2(c) (the “Institutional Shareholder Notice Period”), then the Company shall, immediately after the expiration of the Institutional Shareholder Notice Period, send written notice to those Institutional Shareholders who fully exercised their options within the Institutional Shareholder Notice Period (the “Exercising Institutional Shareholders”). Each Exercising Institutional Shareholder shall have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Institutional Shareholder may deliver an Undersubscription Notice to the selling Institutional Shareholder or the individual of the Management Team and the Company within 10 calendar days after the expiration of the Institutional Shareholder Notice Period (the “Subsequent Refusal Period”). In the event there are two or more such Exercising Institutional Shareholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 6.2(d) shall be allocated to such Exercising Institutional Shareholders on a pro rata basis among all Exercising Institutional Shareholders who have elected to purchase. If the options to purchase the remaining shares are exercised in full by the Institutional Shareholders, the Company shall immediately notify all of the Exercising Institutional Shareholders of that fact.

Shareholders Agreement	CONFIDENTIAL

(e)	If any Transfer Shares remain unpurchased after completion of the procedures stipulated above, the Transferor shall be free to sell such remaining Transfer Shares pursuant to the Proposed Transfer Notice, provided that such sale shall be completed within 45 calendar days after the end of the Subsequent Refusal Period based on terms and conditions that are not favorable to those set forth in the Proposed Transfer Notice. If the Transfer Shares are not so transferred during such 45- calendar day period, then the Transferor may not transfer any of such Offered Shares without complying again in full with the provisions of this Agreement. For the avoidance of doubt, no Institutional Shareholder or individual of the Management Team may invoke the Right of First Refusal as stipulated herein in the event of a Drag-Along Sale (as defined below).

6.3	Drag-Along Rights

(a)	If there is (x) an offer that may constitute a Deemed Liquidation Event (as defined in the Articles) of the Company, (y) an offer for the sale of all or more than 50% of the equity or assets of the Company by way of a merger, acquisition, share swap and/or other means, or (z) an offer of an asset purchase transaction where all or substantially all of the assets of the Company or any of the Subsidiary will be disposed of in a transaction or a series of transactions within six (6) months taken as a whole, and in each case the Series C Holders will be entitled to receive consideration with a value that is equal to or greater than the Minimum Price with respect to each of the Series C Preferred Shares then held by it (on a fully-diluted basis) (collectively, the “Drag-Along Sale”), then subject to the following conditions:

(i)	(x) the approval of Institutional Shareholders who in aggregate hold more than 50% of the total shareholding of the Institutional Shareholders, on a fully diluted basis; and (y) the approval of shareholders of the Company, including the Institutional Shareholders giving their approval under paragraph Section 6.3 (a)(i), who in aggregate hold more than 50% of the issued and outstanding Shares of the Company, on a fully diluted basis; or

(ii)	the Drag-Along Sale takes place after 31 December 2023 and no less than 75% of the total shareholding of the Institutional Shareholders of the Company on a fully diluted and as converted basis approve the Drag-Along Sale, then the Institutional Shareholders and the Management Team shall vote in favor of such Drag-Along Sale and sell and transfer their Shares, respectively, pursuant to the Drag-Along Sale, where applicable. For the purpose of this Section 6.3, Minimum Price shall mean the per share price at the Drag-Along Sale that is equal to two (2) times of the applicable Series C Original Purchase Price.

(b)	In the event of a Drag-Along Sale which has been approved according to 6.3(a), the Institutional Shareholders and the Management Team shall take all necessary actions to procure that the fees incurred by the Company in engaging and retaining any financial advisor, CPA, legal and other out-sourced professionals in respect of the Drag-Along Sale, shall be borne by all shareholders in proportion to each shareholder’s shareholding in the Company, on a fully diluted basis. This allocation of fees shall apply notwithstanding that the Drag-Along Sale is commenced but not consummated. In the event that only some Shares are included in the Drag-Along Sale, the aforementioned fees shall be borne by the shareholders who participate in such Drag-Along Sale in proportion to their selling percentage of the aggregate Shares to be sold in such Drag-Along Sale.

Shareholders Agreement	CONFIDENTIAL

6.4	Tag-Along Rights

(a)	If each individual of the Management Team (the “Selling Party”) intends to sell his/her Shares (the “Selling Shares”) at any time after Effective Date (the “Selling”), to the extent permitted by Applicable Laws and without limiting the application of Sections 6.1 and 6.2, the Selling Party shall give the Institutional Shareholders and the Company a written notice of the Selling Party’s intention to transfer the Selling Shares (the “Selling Notice”), which shall include (i) a description and the number of the Selling Shares to be transferred, (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Selling is to be made. The Selling Notice shall certify that the Selling Party has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Selling is obtainable on the terms set forth in the Selling Notice.

(b)	Each Institutional Shareholder shall have an option but not an obligation for a period of 30 calendar days following their receipt of the Selling Notice (the “Participating Period”) to elect to sell its respective pro rata share of the Selling Shares at the same price and subject to the same material terms and conditions as described in the Selling Notice. “Pro rata share” used in this Section 6.4 shall be determined according to the respective number of Shares owned by each Institutional Shareholder respectively on an as-converted basis in relation to the total number of the Shares owned by the Selling Party and all the Institutional Shareholders exercising their tag-along rights hereunder on an as-converted basis immediately prior to the issue of a Selling Notice.

(c)	Each Institutional Shareholder may exercise their right of participating the Selling and sell its Shares proportionately, by notifying the Selling Party and the Company in writing, before the expiration of the Participating Period.

SECTION 7     REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of the Parties

Each Party represents and warrants, severally, to the other Parties that:

(a)	he/she/it has read the contents of this Agreement and understood the contents thereof;

(b)	he/she/it has all requisite power and authority, and does not require the consent of any third party, to enter into this Agreement;

Shareholders Agreement	CONFIDENTIAL

(c)	the execution, delivery, and performance of this Agreement will not conflict with or breach, and will not violate or cause a default under, any understanding, agreement, contract or instrument to which he/she/it is a party; and

(d)	there are no actions, suits or proceedings, commenced or threatened against them before any court, board or governmental or administrative agency in any jurisdiction which would materially affect his/her/its ability to enter into this Agreement and to perform the covenants contemplated hereby.

SECTION 8     UNDERTAKINGS BY THE GROUP COMPANIES

8.1	Use of Proceeds

The Company shall use the proceeds from the allotment and issue of the Series C Preferred Shares as contemplated in the Series C Preferred Share Purchase Agreement (the “Transaction”) for the following purposes: (a) personnel for operation; (b) personnel for research and development; (c) office rent; (d) financial and legal services; (e)    operations; (f) patent in-licensing fees; (g) research and development; (h) equipment; and (i) any other matter approved by the Board, and for the purposes of carrying out the Business Plan to date, subject to such revisions or adjustments to the Business Plan as approved by the board of directors, consisting of the Institutional Shareholder Directors and the Management Team Directors pursuant to Section 4.1 of this Agreement, from time to time, after completion of the Transaction.

Within one (1) year after the last C-2 Closing, or immediately after the Company has consumed the funds invested by each Institutional Shareholder pursuant to the applicable share purchase agreement, whichever occurs first, the Company shall provide each Institutional Shareholder with documents and materials to the reasonable satisfaction of such Institutional Shareholder which could evidence the proper utilization of its investment funds by the Company in accordance with Section 8.1 above. The aforementioned documents and materials can be in a form of financial statements along with the audited report, or other documents or reports that are approved by the Board and/or at the shareholders’ meeting.

8.2	Financial Statement

The Company shall prepare financial statements and tax return application documents that conform to all laws, regulations and the Articles in accordance with IFRS, and shall promptly submit the same to each Institutional Shareholder along with statutory auditor’s report (if any) of the Company.

From date of the last C-2 Closing to the date which is one day prior to the date that the Company becomes an exchange-listed company by IPO, the Company shall provide each Institutional Shareholder with audited annual financial statement (including income statement, balance sheet, cash flow statements) within 90 days after each financial year end, and unaudited quarterly financial statements within 45 days from the end of each quarter.

8.3	Business Plan

The Company shall notify each Institutional Shareholder of any material change in the business plan and also list and summarize material transactions between the Company and Subsidiaries and their related parties, to date. The Company shall also update such business plan every fiscal year and promptly deliver such updated document to the Institutional Shareholders.

Shareholders Agreement	CONFIDENTIAL

8.4	Observer

The Company shall hold quarterly board meetings and shall notify each Institutional Shareholder in writing, together with a detailed agenda at least seven (7) calendar days before such board meeting is held. Each of KTB, DAIWA, Wealth Path and ShangPharma shall be allowed to appoint a representative as an observer, all holders of Pre-Series C Preferred Shares shall be allowed jointly to appoint a representative as an observer, and all holders of Series C Preferred Shares shall be allowed jointly to appoint a representative as an observer to attend such board meeting, provided, however, such observer may not express his or her opinion at any such meeting without the invitation of the chairman of the board meeting.

8.5	Compliance of the law

Each of Group Companies shall comply in all material respects with all laws and regulations which would be applicable to its businesses in which they then are engaged in or in which they will engage.

Each of Group Companies shall and shall procure any of its officers and directors not to commit violations of any anti-money laundering or anti-corruption laws or regulations, or other relevant laws and regulations of such nature.

Each of Group Companies undertakes that it or any of its officers, directors, or shareholders shall not be, and shall not have any relationship with, any Anti-Social Forces. “Anti-Social Forces” means individuals or groups that pursue financial profit by means of violence, force and fraud, including organized crime groups.

8.6	Related Parties Transactions

All transactions by the Group Companies with Related Parties shall be conducted in the ordinary course of business on an arm’s length basis in accordance with Applicable Laws. “Related Parties” means any shareholder of the Company, or director, supervisor, board member of any Group Company, or any Affiliate of any of the foregoing.

8.7	Material Adverse Effect

On the occurrence of any of the following events or any other significant events, which have a material adverse effect on the operation, financial conditions, operating results, credit status or the like of any of the Group Companies, to the extent permitted by Applicable Laws, such Group Company shall promptly make a summary report of such event in writing outlining any of the following matters to each Institutional Shareholder, as relevant:

(a)	damage resulting from natural disasters or the operation of the business;

(b)	filing of any lawsuit or other legal proceedings or any award or judgment being rendered against any of the Group Companies;

Shareholders Agreement	CONFIDENTIAL

(c)	any distress, execution, attachment, decree or other legal process being levied, enforced, sued upon or against any of the properties, revenues or assets of any of the Group Companies; filing of a petition for injunction of any business operations or any analogous disposition against any of the Group Companies; or any order, judgment, settlement or any other termination of such process against any of the Group Companies;

(d)	expiration, termination, revocation, or modification of any governmental consent, license or approval, suspension of business or operations or any other administrative dispositions in accordance with laws and regulations, or accusation by any administrative agency alleging any of the Group Companies’ violation of laws;

(e)	merger or any other corporate restructuring involving any of the Group Companies;

(f)	filing of any petition against any of the Group Companies in any bankruptcy, reorganization, winding-up, or liquidation proceeding or other proceeding analogous in purpose or effect, including (without limitation) any proceeding seeking to adjust its debts; filing of any petition for suspension of payment or dishonoring of checks;

(g)	suspension of transactions with main business partners by any of the Group Companies;

(h)	threat of default of payment by a debtor (including a guarantor of a principal debtor), client or business partner of any of the Group Companies exceeding NTD 5,000,000; and

(i)	with respect to any of the Group Companies, release of an obligation, reduction of an interest rate, or extension of a loan from a creditor; assumption of an obligation by a third party or third party performance involving an amount exceeding NTD 5,000,000.

8.8	Most Favorable Terms

The Company undertakes that the terms governing the Institutional Shareholders’ investment in the Transaction should be no less favorable than terms granted to other subscribers participating in the current issue or any subsequent issue of shares, options, or any convertible securities, unless the prior written approval of each Institutional Shareholder is obtained. The Company will procure that, unless the prior written consent of each Institutional Shareholders is obtained, any future investment by any third party investor, regardless of the form of such investment, will be on terms which are no more favorable than terms offered to such Institutional Shareholder for the Transaction.

8.9	Qualified IPO

The Group Companies and Management Team shall undertake to use best efforts to complete a firm underwritten public offering of Ordinary Shares of the Company on a recognized regional or national securities exchange in the United States or Hong Kong (or any other exchange in any other jurisdiction acceptable to the Institutional Shareholders), with an offering price (exclusive of underwriting commissions and expenses) that reflects the pre-offering valuation of the Company being at least US$231,000,000 before December 31, 2023.

Shareholders Agreement	CONFIDENTIAL

SECTION 9     UNDERTAKINGS BY INSTITUTIONAL SHAREHOLDERS AND MANAGEMENT TEAM

9.1	Undertakings by Institutional Shareholders

Each Institutional Shareholder undertakes that it shall not engage in any business which competes, directly or indirectly, with the business of the Company or the Subsidiaries, except for: (i) the financial investment by KTB, DAIWA, Wealth Path, ShangPharma, Eminent II, Company K, 2018IMM, Eminent III, DTNI, RM, DCB, 2020IMM, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong respectively, in such competing business, whether in the form of equity or debt; (ii) DCB, which engages in the business of research and development and manufacture of PET imaging tracers and drugs or such other businesses as conducted by DCB in the ordinary course of business, with respect to which DCB undertakes that it shall keep the confidential and/or proprietary information and Intellectual Property of the Company or the Subsidiaries in strict confidence and not use such information for any purpose unless otherwise expressly permitted under this Agreement; or (iii) DCB’s business cooperation with the Company under the Cooperation Agreements.

9.2	Undertakings by Management Team

(a)	The Management Team undertakes that he/she shall manage the business and interest of the Company/or the Subsidiaries with the reasonable care, skill and diligence of any experienced expertise of the business of the Company, and devote a substantial amount of business time, attention and effort to the business engaged by the Company, and shall not engage in any business which competes, directly or indirectly, with the business of the Group Companies.

(b)	The Management Team agrees that for a period of one (1) year after the termination of their mandate by the Company, he/she shall not, directly or indirectly and whether on his/her own account or for the benefit of any other third party:

(i)	canvass, solicit, approach or cause to be canvassed, solicited or approached for business or orders in respect of the services and products provided by any Group Company, any Persons which (i) was a client or customer of any Group Company during the relevant Management Team’s term of mandate or (ii) has dealt with any Group Company during the relevant Management Team’s term of mandate or was in the habit of dealing with any Group Company;

(ii)	claim any rights against the Intellectual Property of any Group Company; and

(iii)	solicit or entice or endeavour to solicit or entice away from any Group Company any person employed by any Group Company.

Shareholders Agreement	CONFIDENTIAL

SECTION 10    COVENANTS

10.1	Covenants of the Group Companies

Subject to Applicable Laws and regulations and the revisions or adjustments made to such business plan as approved by its board of directors from time to time, each of the Group Companies covenants as follows:

(a)	it will engage in the same principal business as indicated in the annual Business Plan as approved by the Board;

(b)	it will maintain adequate insurance as required by Applicable Laws and regulations or otherwise approved by the board of directors, which shall include director liability insurance for its directors being elected from time to time;

(c)	it will conduct businesses in compliance with Applicable Laws and regulations in all material respects and promptly apply for, obtain and maintain all consents, permits, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings from, by or with any and all Governmental Authorities as required by the Applicable Laws in connection with such businesses;

(d)	on reasonable prior written notice given by the Institutional Shareholders, it will allow the Institutional Shareholders and its authorized representatives to visit the facilities to inspect its books and records;

(e)	the proceeds from the Transaction shall be applied by the Company according to Section 8.1 of this Agreement;

(f)	it will not pledge its assets or create any liens or guarantees without the approval of the Board;

(g)	the Company shall enter into an indemnification agreement with each Institutional Shareholder Director and each Management Team Director in form and substance satisfactory to the Institutional Shareholders; and

(h)	the Group Companies shall use its best efforts to ensure that all key officers and employees be bound by standard confidentiality, non-compete and non-solicitation provisions to the extent permitted by and subject to the Applicable Law.

10.2	Covenants of the Institutional Shareholders

Each Institutional Shareholder undertakes to the Company that upon an IPO, it agrees to render the Shares to any lock-up requirements as required by the applicable IPO rules or as requested by the Company’s underwriter of the IPO.

SECTION 11 REGISTRATION RIGHTS

11.1	Applicability of Rights

The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

Shareholders Agreement	CONFIDENTIAL

11.2	Definitions; For purpose of this Section 11:

(a)	Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)	Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Series C Preferred Shares, Series Pre-C Preferred Shares or Series B Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series C Preferred Shares, Series Pre-C Preferred Shares or Series B Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by the Institutional Shareholders. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 11 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)	Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Series C Preferred Shares, Series Pre-C Preferred Shares or Series B Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)	Holder. For purposes of this Section 11, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 11 have been duly assigned in accordance with this Agreement.

(e)	Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g)	Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 11.3, 11.4 and 11.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

Shareholders Agreement	CONFIDENTIAL

(h)	Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 11.3, 11.4 and 11.5 hereof.

(i)	Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)	For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States where the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

11.3	Demand Registration

(a)	Request by Holders. If the Company shall, at any time following the taking effect of a registration statement for a Qualified IPO, receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least fifty percent (50%) of the Registrable Securities pursuant to this Section 11.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 11.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 11.3 or Section 11.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 11.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 11.4(a).

(b)	Underwriting. If the Holders initiating the registration request under this Section 11.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 11.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least eighty percent (80%) of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 11.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to the Institutional Shareholders on a pro rata basis according to the number of Registrable Securities then outstanding held by the Institutional Shareholders requesting registration and (y) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

Shareholders Agreement	CONFIDENTIAL

(c)	Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 11.3.

(d)	Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 11.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

11.4	Piggyback Registrations

(a)	The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 11.3 or Section 11.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

Shareholders Agreement	CONFIDENTIAL

(b)	Underwriting. If a registration statement under which the Company gives notice under this Section 11.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 11.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to the Institutional Shareholders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by the Institutional Shareholders, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of at least eighty percent (80%) of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Not Demand Registration. Registration pursuant to this Section 11.4 shall not be deemed to be a demand registration as described in Section 11.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 11.4.

Shareholders Agreement	CONFIDENTIAL

11.5	Form F-3 Registration

In case the Company shall receive from any Holder or Holders of at least fifty percent (50%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)	Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)	Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 11.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 11.5:

(i)	if Form F-3 is not available for such offering by the Holders;

(ii)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(iii)	if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F 3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than twice during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 11.5; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under this Section 11.5 shall not be deemed to have been exercised until such deferred registration shall have been effected.

(iv)	if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 11.3(b) and 11.4(b); or

Shareholders Agreement	CONFIDENTIAL

(v)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 11.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 11.5.

(d)	Underwriting. If the Holders of Registrable Securities requesting registration under this Section 11.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 11.3(b) shall apply to such registration.

11.6	Expenses

All Registration Expenses incurred in connection with any registration pursuant to Sections 11.3, 11.4 or 11.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 11.3, 11.4 or 11.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses, or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 11.3 if the registration request is subsequently withdrawn at the request of the Holders of at least eighty percent (80%) of the Registrable Securities to be registered, unless the Holders of at least eighty percent (80%) of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 11.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 11.3.

11.7	Obligations of the Company

Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least twenty percent (20%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

Shareholders Agreement	CONFIDENTIAL

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)	Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)	Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, to the Holders requesting registration of Registrable Securities.

Shareholders Agreement	CONFIDENTIAL

11.8	Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 11.3, 11.4 or 11.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

11.9	Indemnification

In the event any Registrable Securities are included in a registration statement under Sections 11.3, 11.4 or 11.5:

(a)	By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)	any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 11.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

Shareholders Agreement	CONFIDENTIAL

(b)	By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 11.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)	Notice. Promptly after receipt by an indemnified party under this Section 11.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 11.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 11.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.9.

Shareholders Agreement	CONFIDENTIAL

(d)	Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 11.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 11.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)	Survival. The obligations of the Company and Holders under this Section 11.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

11.10	Termination of the Company’s Obligations

The Company’s obligations under Sections 11.3, 11.4 and 11.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 11.3, 11.4 or 11.5 shall terminate on the fifth (5th) anniversary of the initial public offering of the Company.

Shareholders Agreement	CONFIDENTIAL

11.11	No Registration Rights to Third Parties

Without the prior written consent of the Holders of at least eighty percent (80%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 11, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

11.12	Rule 144 Reporting

With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)	So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

11.13	Market Stand-Off

Each Holder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates (as define in the Memorandum and Articles) permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 11.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors, and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all shareholders and future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.13.

Shareholders Agreement	CONFIDENTIAL

SECTION 12     EMPLOYEE OPTION SHARES

12.1	Reservation of Employee Option Shares

The Company has reserved 10,616,923 Ordinary Shares for issuance to employees, directors, advisors, consultants, and officers of the Company or the Subsidiaries pursuant to its employee stock option plans duly adopted by the Board of Directors and approved by the Company shareholders (the “Stock Plan”). As of the date hereof, of such reserved Ordinary Shares, 10,616,923 Ordinary Shares remain unissued and available for issuance pursuant to the Stock Plan (“Remaining Employee Option Shares”). Within 90 days after the final C-2 Closing, the Company will reserve up to 10,838,419 unissued Ordinary Shares (the “New Employee Option Shares”, and together with the Remaining Employee Option Shares, the “Employee Option Shares”) so that the amount of New Employee Option Shares representing ten percent (10%) of the aggregate amount of (a) the Company’s issued and outstanding share capital on an as-converted and fully diluted basis immediately after the final C-2 Closing, (b) the Remaining Employee Option Shares, and (c) the New Employee Option Shares, will be available for future allotment and issuance to employees, directors, advisors, consultants, and officers of the Group Companies pursuant to the Stock Plan.

12.2	Employee Share Vesting

Any issue of Shares or share equivalents to employees, directors, advisors, consultants, and officers of the Company or the Subsidiaries under the Employee Option Shares after the C-2 Closing pursuant to stock option plans or restricted stock plans or other compensatory equity incentive plans approved by the Board, shall be subject to such vesting and restrictive provisions as approved by the Board.

SECTION 13 NON-DISCLOSURE OBLIGATIONS

The Parties shall keep the existence and contents of this Agreement, as well as any information exchanged in connection with this Agreement and the Transaction, including all trade secrets, confidential operations, dealings or any information relating to the Group Companies, its businesses, finance, transactions or affairs, including without limitation proprietary or confidential information obtained by it (together, the “Confidential Information”) strictly confidential and shall not disclose the Confidential Information to any third party other than (i)     its directors, officers, employees, agents, Affiliates, related parties, subsidiaries or group companies, lawyers, accountants, and other professional advisors (Collectively “Representatives”) (and, for DAIWA and KTB, each of their partners and their partners’ Representatives) and (ii) any courts, governmental authorities or any other regulatory bodies, without the prior approval of the other Parties. Each Party shall also ensure that it will not divulge any Confidential Information to any third party or use, conceal, destroy or obtain such Confidential Information for his own advantage or that of a third party to the detriment of the Group Companies and that it will use his reasonable endeavors to prevent the publication or disclosure of any Confidential Information; provided that such obligation shall not extend to Confidential Information that has entered the public domain otherwise than through a fault of the party who has disclosed the same into the public domain; provided further that any disclosure required by applicable law or by the rules of any stock exchange shall not constitute a breach of this Agreement.

Shareholders Agreement	CONFIDENTIAL

Notwithstanding anything contained herein to the contrary, the other Parties hereby agree that, to the extent that it does not include any information relating to the compounds structure, antibody sequence or other core information and manufacturing methods of the services and products of any of the Group Companies, KTB, DAIWA, Wealth Path, ShangPharma, Eminent II, Company K, 2018IMM, Eminent III, DTNI, RM, DCB, 2020IMM, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong may provide:

(a)	the Confidential Information to, and share the Confidential Information with, in the case of DAIWA, (i) its partners, and (ii) Daiwa Securities Group Inc., and its group companies, in the case of KTB, (i) its partners, fund managers, shareholders, investors, bona fide potential investors, and, in the case of KTB, DAIWA, Wealth Path, ShangPharma, Eminent II, Company K, 2018IMM, Eminent III, DTNI, RM, DCB, 2020IMM, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong, each of their respective departments, officers, employees or lawyers, accountants consultants and other professional advisors, respectively on a need-to-know basis for the purpose of evaluating, performing and execution of the Transaction and managing such entities’ investment in the Company; provided, however, that each of KTB, DAIWA, Wealth Path, ShangPharma, Eminent II, Company K, 2018IMM, Eminent III, DTNI, RM, DCB, 2020IMM, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong shall be responsible for the breach of this Section 13 by the aforementioned individuals or entities; and

(b)	any Confidential Information for fund and inter-fund reporting purposes.

This Section 13 should survive the termination of this Agreement.

Any press release or other public announcement in relation to this Agreement and the Transaction shall be jointly prepared by the Institutional Shareholders and the Company, and shall not be published without the Institutional Shareholders’ and the Company’s mutual consent.

SECTION 14     INDEMNIFICATION

14.1	Right to Indemnification

In the event of: (a) any material breach or violation of, or inaccuracy or misrepresentation in, any representation or warranty made by a Party herein, or (b) any breach or violation of any covenant, undertaking or agreement contained in this Agreement by a Party, such Party shall indemnify and keep indemnified in full the other non-breaching Parties against any and all direct claims, demands, liabilities, charges, losses, damages, costs and expenses (including but not limited to legal fees, penalties and amounts paid in settlement) arising out of or resulting from such breach.

Shareholders Agreement	CONFIDENTIAL

14.2	Special Redemption

(a)	At any time and from time to time, (i) in the event that any of the Group Companies or Management Team breaches Section 5.1 (General Protective Provisions), Section 5.2 (Special Protective Provisions for Important Matters), Section 5.3 (Special Protective Provisions for Series B Holders) ， Section 5.4 (Special Protective Provisions for Pre-Series C Holders), Section 5.5 (Special Protective Provisions for Series C Holders), Section 8.1 (Use of Proceeds) or Section 8.9 (Qualified IPO) of this Agreement; (ii) in the event that there is any breaches or violation of Applicable Laws and/or regulations which is reasonably expected to have a material adverse effect on the Group Companies (including but not limited to the violation by Management Team of any criminal laws, misrepresentation or moral turpitude or violation of applicable securities law, violation of any anti-corruption/anti-bribery laws, regulations or policies or any conviction, in each case causing any member of the Management Team unable to perform his duties to the Group Companies); or (iii) applicable to SIP-Fund only, in the event that APRINOIA Suzhou moves its principal place of business out of Suzhou Industrial Park, each affected Institutional Shareholder (and SIP-Fund in the case of (iii)) may request such breach to be cured within a reasonable deadline. If the Company fails to cure such breach to the reasonable satisfaction of such Institutional Shareholder within the prescribed deadline specified by such Institutional Shareholder, such Institutional Shareholder is entitled to demand by mailing written notice (a “Redemption Request”), within 60 days after such deadline, acting separately but not jointly, the Company to redeem all of the shares it holds (the “Redemption Shares”) at a price per share equal to the Original Purchase Price plus an annual compounded rate of return of eight percent (8%) yield (the “Redemption Price”) pursuant to the procedures set forth in this Section 14.2. An Institutional Shareholder’s exercise of this right of special redemption shall not preclude the Institutional Shareholders from exercising its right to indemnification as stipulated in Section 14.1 above.

(b)	No later than three months following delivery of the Redemption Request (the “Redemption Date”), the Company shall pay the holders of the Redemption Shares the Redemption Price in immediately available funds in U.S. dollars.

(c)	Notwithstanding anything to the contrary contained herein, if the Company’s assets and funds which are legally available on the date that any amount of aggregate Redemption Price for any series of Redemption Shares under this Section 14.2 is due are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such due date, or if the Company is otherwise prohibited by Applicable Law from making such redemption, the funds that are legally available shall nonetheless be paid and applied on the Redemption Date as follows: (i) prior and in preference to redeeming Pre-Series C Preferred Share, redeeming Series B Preferred Share and redeeming Ordinary Share, in a pro-rata manner against each redeeming Series C Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Series C Preferred Share in accordance with the relative remaining amounts owed thereon; (ii) then if there is any remaining fund after the Redemption Price in respect of the redeeming Series C Preferred Shares have been paid in full, and prior and in preference to redeeming Series B Preferred Shares and Ordinary Share, in a pro-rata manner against each redeeming Pre-Series C Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Pre-Series C Preferred Share in accordance with the relative remaining amounts owed thereon; (iii) then if there is any remaining fund after the Redemption Price in respect of the redeeming Series C Preferred Shares and redeeming Pre-Series C Preferred Shares have been paid in full, and prior and in preference to redeeming Ordinary Share, in a pro-rata manner against each redeeming Series B Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Series B Preferred Share in accordance with the relative remaining amounts owed thereon; and (iv) then if there is any remaining fund after the Redemption Price in respect of the redeeming Series C Preferred Shares, redeeming Pre-Series C Preferred Shares and redeeming Series B Preferred Shares have been paid in full, in a pro-rata manner against each redeeming Ordinary Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each redeeming Ordinary Share in accordance with the relative remaining amounts owed thereon.

Shareholders Agreement	CONFIDENTIAL

(d)	Without limiting any rights of the Institutional Shareholders which are set forth in this Agreement and the Articles, or are otherwise available under the Applicable Laws, the full amount of the aggregate Redemption Price for any series of Redemption Shares due but not paid to the holders of such Redemption Shares shall accrue interest daily (on the basis of a 365-day year) at a rate of ten percent (10%) per annum from the 60th day after the date of delivery of Redemption Request to the date on which such aggregate Redemption Price for such series of Redemption Shares and all accrued interest thereon has been paid in full. Once the Company has received the Redemption Request, it shall not, and shall procure that none of the Group Companies shall, take any action which might have the effect of delaying, undermining or restricting the redemption, and the Company shall in good faith use all best efforts to increase as expeditiously as possible the amount of legally available redemption funds including causing any other Group Companies to distribute any and all available funds to the Company for purposes of paying the applicable Redemption Price for all Redemption Shares on the Redemption Date. If the Company fails to redeem any Redemption Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

SECTION 15     TERMINATION

15.1	Term and Termination

(a)	After the Effective Date, for the purpose of conducting an IPO, including the registration of the Company as a public company, any provision of this Agreement which may adversely affect the application of the IPO or is not permissible under Applicable Laws or regulations shall forthwith automatically cease to be in effect and there shall be no obligation or liability on the part of the Company arising thereafter; provided that, in the event that the IPO does not occur within six (6) months after the application of the IPO, each of the Group Companies and the Management Teams shall take all such actions as necessary or desirable to restore all the rights and privileges of the Institutional Shareholders under this Agreement and the Articles, including without limitation (i) causing the Company to amend the Articles, (ii) causing the Company to issue to the Institutional Shareholders applicable class and number of shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof; and the provisions of Section 14.2 of this Agreement and Articles 3(e), 4(e), 5(e) and 126-134 of the Articles shall be deemed to not have been ceased and remain effective from the date of this Agreement and/or the adoption of the Articles.

Shareholders Agreement	CONFIDENTIAL

(b)	This Agreement shall become effective upon the Effective Date and unless otherwise provided in this Agreement, this Agreement shall be terminated upon the earlier of (i) written agreement between the Parties; or (ii) the Company is required by Applicable Laws or regulations to terminate this Agreement as a result of an IPO.

(c)	If an Institutional Shareholder ceases to own any Shares in the Company, such Institutional Shareholder will no longer be deemed a party for purposes of this Agreement and this Agreement shall forthwith cease to have effect in respect of such Institutional Shareholder.

15.2	Effect and Consequence of Termination

The terms under this Agreement that by their nature should survive termination shall survive after this Agreement is terminated, including Section 13, Section 14, this Section 15.2, Section 16 and Section 17. The termination of this Agreement shall be without prejudice to any and all rights and liabilities of any Party that may have accrued prior to the effective date of such termination.

SECTION 16     GOVERNING LAW AND DISPUTE RESOLUTION

16.1	Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by binding arbitration referred to Hong Kong International Arbitration Centre (the “Association”) in accordance with the Association’s arbitration rules. The place of arbitration shall be in Hong Kong. The number of arbitrators shall be three (3). The arbitration shall be conducted in English, and each Party shall be responsible for its own translation costs. The award rendered by the arbitrators shall be final and binding upon the Parties.

SECTION 17     MISCELLANEOUS

17.1	Notices

All notices given hereunder shall be in writing and delivered by hand or sent by email, courier or registered mail, return receipt requested, as follows:

If to KTB:

Name: KTB China Synergy Fund

Address: 10FL, USpace 2A dong, 670 Daewangpangyo-ro, Bundang-gu, Seongnam-city, Gyeonggi-do, Korea

Attention: [***]

Email: [***]

Shareholders Agreement	CONFIDENTIAL

If to DAIWA:

Name: Daiwa Taiwan-Japan Biotech Fund

Address: Gran Tokyo North Tower, 1-9-1 Marunouchi, Chiyoda Ku, Tokyo 100- 6756 Japan

Attention: [***]

Email: [***]

also CC to:

Name: Daiwa Corporate Investment Co., Ltd. Taipei Representative Office

Address: 8F., No., 261, Songjinag Rd., Zhongshan Dist., Taipei, 10483, Taiwan

Attention: [***]

Email: [***]

If to Wealth Path:

Name: Wealth Path Investments Limited

Address: 21F., No.88, Sec. 2, Zhongxiao E. Rd., Zhongzheng Dist., Taipei City 100, Taiwan

Attention: [***]

Email: [***]

If to ShangPharma:

Name: ShangPharma Investment Group Limited

Address: BLDG 5, No.998, Halei Rd., Zhang Jiang Hi-Tech, Shanghai, PRC

Attention: [***]

Email: [***]

If to Eminent II:

Name: Eminent II Venture Capital Corporation

Address: Room A, 28F., No.7, 101 Tower, Sec. 5, Xinyi Rd., Xinyi Dist., Taipei City 110, Taiwan (R.O.C.)

Attention: [***]

Email: [***]

If to Company K:

Name: Company K promising Service Fund

Address: 14F, 620, Teheran-ro, Gangnam-gu, Seoul, South Korea (06174)

Attention: [***]

Email: [***]

If to 2018IMM:

Name: 2018 IMM Venture Fund

Address: 5F, GangnamFinanceCenter, 152 Teheran-ro, Gangnam-gu, Seoul, KOREA 06236

Attention: [***]

Email: [***]

If to Eminent III:

Name: Eminent III Venture Capital Corporation

Address: Room A, 28F., No.7, 101 Tower, Sec. 5, Xinyi Rd., Xinyi Dist., Taipei City 110, Taiwan (R.O.C.)

Attention: [***]

Email: [***]

Shareholders Agreement	CONFIDENTIAL

If to DTNI:

Name: DTNI-STARTUP INNOVATION FUND

Address: 5F, Junghun Building, 516, Teheran-ro, Gangnam-gu, Seoul, KOREA 06180

Attention: [***]

Email: [***]

If to RM:

Name: RM Opportunity I L.P.

Address: Room 01, 4th Floor, Building A, 2829 JinKe Rd, ZhangJiang Hi-Tech Park, PuDong New Area, Shanghai, 201203

Attention: [***]

Email: [***]

If to DCB:

Name: Yantai Dongcheng Biochemicals Co., Ltd.

Address: No. 7, Chang Bai Shan Rd., Yantai Economic and Technological Development Zone, Shandong Province, PRC

Attention: [***]

Email: [***]

If to 2020IMM:

Name: 2020 IMM Venture Fund

Address: 5F, GangnamFinanceCenter, 152 Teheran-ro, Gangnam-gu, Seoul, KOREA 06236

Attention: [***]

Email: [***]

If to GLOBALPHARM:

Name: GLOBALPHARM LIMITED

Address: RM 1003,10/F, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong

Attention: [***]

Email: [***]

If to SIP-Fund:

Name: Suzhou Industrial Park Investment Fund L.P.

Address: 3rd Floor, Building 19, Dongshahu Equity Investment Center, No.183, Suhong East Road, Suzhou Industrial Park

Attention: [***]

Email: [***]

If to DCB-HK:

Name: DongCheng International (Hong Kong) Limited

Address: Unit 1015 10/F Block A New Mandarin Plaza No.14 Science Museum Road Tsim Sha Tsui East KL, Hong Kong

Attention: [***]

Email: [***]

Shareholders Agreement	CONFIDENTIAL

If to Yingdong Baofeng:

Name: Yingdong Baofeng Industrial Limited

Address: Room 806-7, 8th floor, tower 1, Swire Plaza, 88 Queensway, Hong Kong

Attention: [***]

Email: [***]

If to Beitong:

Name: Suzhou Industrial Park Beitong Biotechnology Co., Ltd

Address: Room 112-146, modern logistics building, No. 88, modern Avenue, Suzhou Industrial Park

Attention: [***]

Email: [***]

If to the Management Team:

Address: 17F., No.3, Park St., Nangang Dist., Taipei City 115, Taiwan

Attention: [***]

Email: [***]

If to the Group Companies

Name: APRINOIA Therapeutics Inc.:

Address: 17F., No.3, Park St., Nangang Dist., Taipei City 115, Taiwan Attention: [***]

Email: [***]

The addresses and emails for notifications given pursuant to this Agreement may be changed by means of a written notice given to the other Parties at least five (5) Business Days prior to the effective date of such change.

Any notice delivered hereunder shall be deemed to have been duly given on, whichever shall first occur: (a) the date of receipt if delivered personally, (b) the date seven (7) Business Days after posting if sent by registered mail, (c) the date three (3) Business Days after posting if sent by an internationally recognized courier guaranteeing overnight delivery, or (d) the date of transmission if transmitted by electronic mail during normal business hours of the recipient and if not sent during normal business hours, then on the recipient’s next business day.

17.2	Independent Nature of Institutional Shareholders’ Obligations and Rights

The obligations of each Institutional Shareholder under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Institutional Shareholder in connection with the transactions contemplated hereby. Nothing contained herein, and no action taken by any Institutional Shareholder pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Institutional Shareholders. Each Institutional Shareholder agrees that no other Institutional Shareholder has acted as an agent for such Institutional Shareholder in connection with the transactions contemplated hereby.

Shareholders Agreement	CONFIDENTIAL

17.3	Entire Agreement

This Agreement and the Articles constitute the entire understanding and agreement between the Parties and supersede any and all prior or contemporaneous, oral or written, representations, communications, understandings and agreements between the Parties with respect to the subject matter hereof. For the avoidance of doubt, each party hereby expressly agree that upon the effectiveness of this Agreement, and subject to the issuance of Series C Preferred Shares to the Institutional Shareholders pursuant to the Series C Preferred Share Purchase Agreement, any Shareholders Agreement executed by the parties shall be automatically terminated on the Effective Date and be of no further force or effect.

17.4	Amendments

Neither this Agreement nor any of the terms and conditions hereof may be changed, discharged, amended, modified or altered unless such change, discharge, amendment, modification or alteration is in writing and duly signed by the Parties.

17.5	Severability

If any provision hereof is found invalid or unenforceable pursuant to any executive, legislative, judicial or other decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

17.6	Waiver

Performance of any obligation required of any Party hereunder may be waived only by a written waiver signed by the other Parties, which shall be effective only with respect to the specific obligation described. The waiver by any Party of a breach of any provision of this Agreement by the other Parties shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

17.7	Successors and Assigns

Except as otherwise stipulated in this Agreement, this Agreement shall not be assigned by any Party without the prior written consent of the other Parties and any attempt to assign this Agreement without such consent shall be void and of no effect. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective Parties. For the avoidance of doubt, in the event that the Institutional Shareholder is liquidated or dissolved and the Shares held by the Institutional Shareholder is distributed to such Institutional Shareholder’s shareholders, limited partners or general partners (i.e. distribution in kind), such shareholders, limited partners or general partners shall be deemed to be the successors of the relevant Institutional Shareholder and become a party to this Agreement.

17.8	Headings/Interpretation

The section headings and captions contained herein are for purposes or reference and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

Shareholders Agreement	CONFIDENTIAL

17.9	Counterparts

This Agreement shall be executed in one or more counterparts each of which when so executed, shall be deemed an original and shall constitute one and the same instrument.

17.10	Third Party Rights

A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law 2014 (as amended) to enforce any terms of this Agreement.

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Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

KTB China Synergy Fund

By	/s/ KIM Chang-Gyu
Name: KIM Chang-Gyu
Title: CEO of KTB Network

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Daiwa Taiwan-Japan Biotech Fund

By	/s/ NARITA Hiroki
Name: NARITA Hiroki
Title: CEO of DCI Partners Co., Ltd.

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Wealth Path Investments Limited

By	/s/ LEE Shih-Chang
Name: LEE Shih-Chang
Title: Director

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

ShangPharma Investment Group Limited

By	/s/ HUI Michael Xin
Name: HUI Michael Xin
Title: CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Eminent II Venture Capital Corporation

By	/s/ Pai-Chien Huang
Name: Pai-Chien Huang
Title : Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Company K promising Service Fund

By	/s/ Hak Beom Kim
Name:	Hak Beom Kim
Title:	CEO of Company K Partners Limited

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

2018 IMM Venture Fund

By	/s/ JI SUNG BAE
Name:	JI SUNG BAE
Title:	CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Eminent III Venture Capital Corporation

By	/s/ Shuh-Min Wu
Name:	Shuh-Min Wu
Title:	Chairman of the Board

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

DTNI-Startup Innovation Fund (by its general partner, DT&Investment CO., Ltd)

By	/s/ Seung Suk Lee
Name:	Seung Suk Lee
Title:	Chief Executive Officer

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

RM Opportunity I L.P.

By	/s/ Shiwei Wang
Name:	Shiwei Wang
Title:	Managing Partner

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Yantai Dongcheng Biochemicals Co., Ltd.

By	/s/ You Shouyi
Name:	You Shouyi
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

2020 IMM Venture Fund

By	/s/ JI SUNG BAE
Name:	JI SUNG BAE
Title:	CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

GLOBALPHARM LIMITED

By	/s/ ZIHAO JIN
Name:	ZIHAO JIN
Title:	CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Suzhou Industrial Park Investment Fund L.P.

By	/s/ Sheng Gang
Name:	Sheng Gang
Title:	General Manager

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

DongCheng International (Hong Kong) Limited

By	/s/ You Shouyi
Name:	You Shouyi
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Yingdong Baofeng Industrial  Limited

By	/s/ TSUI, Hiu Tip
Name:	TSUI, Hiu Tip
Title:	Director

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Suzhou Industrial Park Beitong Biotechnology Co., Ltd

By	/s/ Liu, Cunjun
Name:	Liu, Cunjun
Title:	Legal Representative

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Management Team

By	/s/ JANG Ming-Kuei
Name:	JANG Ming-Kuei

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

APRINOIA Therapeutics Inc.

By	/s/ JANG-Ming-Kuei
Name:	JANG-Ming-Kuei
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

APRTNOIA Therapeutics Inc. (Taiwan)

By	/s/ JANG-Ming-Kuei
Name:	JANG-Ming-Kuei
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

APRINOIA Therapeutics Limited (Hong Kong)

By	/s/ JANG Ming-Kuei
Name:	JANG Ming-Kuei
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

Suzhou APRINOIA Therapeutics Co., Ltd (China)

By	/s/ JANG Ming-Kuei
Name:	JANG Ming-Kuei
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

APRINOIA Therapeutics Inc. (Japan)

By	/s/ JANG Ming-Kuei
Name:	JANG Ming-Kuei
Title:	Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of

APRINOIA Therapeutics, LLC (MA)

By	/s/ JANG Ming-Kuei
Name:	JANG Ming-Kuei
Title:	Board of Manager

Shareholders Agreement	CONFIDENTIAL

Exhibit A

MEMBERS OF MANAGEMNET TEAM

[***]

Shareholders Agreement	CONFIDENTIAL

Exhibit B

FORM OF DEED OF ADHERENCE

[***]